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SCHEDULE 14A

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In connection with the previously announced business combination between Helix Acquisition Corp. and MoonLake Immunotherapeutics AG, an article was published by BioCentury.com on October 27, 2021. A copy of the article is being filed herewith as additional soliciting material.

BIOCENTURY

ARTICLE | EMERGING COMPANY PROFILE

MoonLake: IL-17 advances in a Nanobody package

Awaiting a SPAC, the Swiss company thinks it can bring more efficacy, safety to IL-17-driven diseases

BY KAREN TKACH TUZMAN, SENIOR EDITOR

October 27, 2021 4:48 AM GMT

MOONLAKE
EMERGING COMPANY PROFILE
BIOCENTURY

BioCentury & Getty Images

MoonLake thinks its trispecific Nanobody will translate growing understanding of IL-17 biology into a treatment with improved efficacy and safety for inflammatory diseases of the joints and skin.

The Swiss company, which launched in May with a license to the Phase II-stage sonelokimab from Merck KGaA (Xetra:MRK) and a series A round from the pharma and BVF Partners, announced Oct. 8 that it will go public via a SPAC merger that is expected to complete late 4Q21 or early 1Q22.

MoonLake Immunotherapeutics AG will be listed on NASDAQ under the ticker symbol "MLTX" following its merger with Helix Acquisition Corp. (NASDAQ:HLXA), a special purpose acquisition company sponsored by Cormorant Asset Management. In addition to the roughly $115 million held in Helix's trust, the transaction also includes commitments for a $115 million PIPE.

Sonelokimab, which combines three single-chain camelid VHH domains, traces its origins to Ablynx N.V., which partnered with Merck KGaA to co-develop the compound and exercised an opt-out option in 2014, before the Belgian biotech was acquired by Sanofi (Euronext:SAN; NASDAQ:SNY) in 2018.

While the compound has established proof of concept in psoriasis, MoonLake is aiming for less crowded indications with similar underlying biology, CEO Jorge Santos da Silva told BioCentury. The company plans to start Phase II studies in psoriatic arthritis, ankylosing spondylitis or radiographic axial spondyloarthritis, and hidradenitis suppurativa.

According to Santos da Silva, progress in IL-17 research over the past five years identified two principles that support sonelokimab's mechanism of action.

One was the understanding that IL-17A and IL-17F are both pro-inflammatory, while other IL-17 isoforms are anti-inflammatory.

That could give sonelokimab, which targets both IL-17A and IL-17F, an efficacy advantage over compounds that only target IL-17A, such as Cosentyx secukinumab from Novartis AG (SIX:NOVN; NYSE:NVS). Sonelokimab's mechanism of action could also have fewer off-target effects than compounds targeting the IL-17 receptor, such as Siliq brodalumab marketed by Bausch Health Companies Inc. (NYSE:BHC; TSX:BHC), whose mechanism can interfere with signals from multiple IL-17 isoforms.

"Sometimes drugs that target the receptor don't allow it to be endocytosed, which changes the homeostasis of these cytokines and creates other potential issues," said Santos da Silva.

Another advance was the discovery that pro-inflammatory IL-17 isoforms signal as dimers: either as homodimers of IL-17A or IL-17F, or as an IL-17A/IL-17F heterodimer. Sonelokimab can bind all three dimeric forms, while IL-17A-targeted compounds such as Cosentyx will only be strongly effective against IL-17A homodimers, with weaker activity against heterodimers, he said.

For both sonelokimab and bimekizumab, a mAb against IL-17A and IL-17F from UCB S.A. (Euronext:UCB), Phase II studies published this year have indicated the dual targeting strategy is more effective against psoriasis than Cosentyx, though the sonelokimab study was not powered to show efficacy differences between treatments.

Collectively, the results "proved IL-17F has something to do there," Santos da Silva said. "There is more anti-inflammatory potential to be gained by inhibiting IL-17F."

In the Phase IIb sonelokimab study published in *The Lancet* in April and co-authored by MoonLake co-founder and CSO Kristian Reich, moderate-to-severe plaque psoriasis patients treated with sonelokimab showed durable improvements in PASI 90, and had a lower incidence of *Candida* infection than patients treated with Cosentyx. In the bimekizumab study, also co-authored by Reich, treatment with the dual targeting mAb resulted in both greater skin clearance and a higher rate of *Candida* infection than treatment with Cosentyx.

Santos da Silva said genetic studies have shown IL-17F is key for defense against *Candida*. He thinks differences in the way MoonLake's trispecific Nanobody and UCB's mAb target IL-17F, along with differences in their half-lives, could explain sonelokimab's lower rate of *Candida* infection. UCB did not return a request for comment.

Sonelokimab comprises three Nanobodies: one targeting an epitope shared by IL-17A and IL-17F; another targeting an epitope unique to IL-17F; and a third targeting albumin, which increases the compound's half-life from 48 hours to 12 days, Santos da Silva said. In contrast, he said, bimekizumab targets only the shared epitope, and has a half-life of about a month.

He thinks the smaller size of the Nanobodies also provides a delivery advantage. "Can we use a therapeutic that penetrates deep into the joint and deep layers of the skin, and even inflammatory areas in the spine, to exert therapeutic effects more efficaciously, or at a lower dose?"

COMPANY PROFILE

MoonLake Immunotherapeutics AG
Zug, Switzerland
Technology: Trispecific nanobody targeting IL-17A and IL-17F
Origin of technology: Ablynx N.V.
Disease focus: Inflammation
Clinical status: Phase II
Founded: 2021 by Arnout Ploos van Amstel, Kristian Reich and Jorge Santos da Silva
Academic collaborators: Undisclosed
Corporate partners: Undisclosed
Number of employees: 20
Funds raised: More than $25 million
Investors: BVF Partners, Merck KGaA (Xetra:MRK)
CEO: Jorge Santos da Silva
Patents: More than 50 covering products, processes, formulations and methods.

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Cautionary Statement Regarding Forward Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding Helix’s or MoonLake’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the timing of the proposed Business Combination and the execution of certain actions related thereto. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking.

Forward-looking statements are based on current expectations and assumptions that, while considered reasonable by Helix and its management, and MoonLake and its management, as the case may be, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the risk that the proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of Helix’s securities, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the approval of the Business Combination Agreement by the shareholders of Helix, the satisfaction of the minimum amount of the Available Closing Date Cash following any redemptions by Helix’s public shareholders and the receipt of certain governmental and regulatory approvals, (iii) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement, (v) the effect of the announcement or pendency of the transaction on the business relationships, operating results, and business generally of MoonLake, (vi) risks that the proposed transaction disrupts current plans and operations of MoonLake, (vii) the outcome of any legal proceedings that may be instituted against MoonLake or Helix related to the agreement or the proposed transaction, (viii) the ability to maintain the listing of Helix’s securities on Nasdaq or another national securities exchange, (ix) changes in the competitive and regulated industries in which MoonLake operates, variations in operating performance across competitors, changes in laws and regulations affecting the business of MoonLake, and changes in the combined capital structure, and (x) costs related to the transaction and the failure to realize anticipated benefits of the transaction or to realize projected results and underlying assumptions, including with respect to anticipated shareholder redemptions.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the proxy materials discussed above, and other documents filed by Helix from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed Business Combination, Helix intends to file a proxy statement and other documents with the SEC. A definitive proxy statement will be sent to the shareholders of Helix, seeking any required shareholder approvals. Investors and security holders of Helix and MoonLake are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed Business Combination. The documents filed by Helix with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Alternatively, these documents, when available, can be obtained free of charge upon written request to Cormorant Asset Management, LP, 200 Clarendon Street, 52nd Floor, Boston, MA 02116 or by telephone at (857) 702-0370.

Participants in Solicitation

Helix and MoonLake and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in favor of the proposed transaction and related matters. Information regarding Helix’s directors and executive officers is contained in the section of Helix’s registration statement on Form S-1 titled “Management,” which was filed with the SEC on October 1, 2020. Additional information regarding the interests of those participants and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

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